SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hess Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials

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Your Vote Counts!
HESS CORPORATION 1185 AVENUE OF THE AMERICAS NEW YORK, NY 10036

HESS CORPORATION

2023 Annual Meeting

Vote by 11:59 p.m. Eastern Time on May 16, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2023 for shares held in the Hess Corporation Savings Plan.

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You invested in HESS CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 17, 2023.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 3, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends

1.	Election of twelve director nominees to serve for a one-year term expiring in 2024:

Nominees:
	1a. T.J. CHECKI	For

	1b. L.S. COLEMAN, JR.	For

	1c. L. GLATCH	For

	1d. J.B. HESS	For

	1e. E.E. HOLIDAY	For

	1f. M.S. LIPSCHULTZ	For

	1g. R.J. MCGUIRE	For

	1h. D. MCMANUS	For

	1i. K.O. MEYERS	For

	1j. K.F. OVELMEN	For

	1k. J.H. QUIGLEY	For

	1l. W.G. SCHRADER	For

2.	Advisory approval of the compensation of our named executive officers.	For

3.	Advisory approval on the frequency of voting on executive compensation.	Year

4.	Ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2023.	For

All stockholders are cordially invited to attend the Annual Meeting in person, although only stockholders of record at the close of business on March 23, 2023, the record date for the Annual Meeting, will be entitled to vote at the meeting. Directions to attend the Annual Meeting, where you may vote in person, can be found at www.hess.com/company/contact/hess-offices.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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